                                                                  EXHIBIT (A)(5)

                         NOTICE OF GUARANTEED DELIVERY

             FOR EXCHANGE OF 7 1/8% CONVERTIBLE SUBORDINATED NOTES

                             DUE OCTOBER 15, 2001

                         OF TRIKON TECHNOLOGIES, INC.

  This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept Trikon Technologies, Inc.'s (the "Company") offer (the "Note Exchange Offer") to exchange each $1,000 principal amount of the Company's 7 1/8% Convertible Subordinated Notes due October 15, 2001 (the "Notes") into 262.7339 shares of the Company's Common Stock, no par value per share, 34.7826 shares of the Company's Series H Preferred Stock, $10 stated amount per share, and .3393 of the Company's Series I Junior Participating Preferred Stock, no par value per share (collectively, referred to as the "Note Exchange Consideration"), if (a) certificates representing the Notes are not immediately available, (b) the procedures for book-entry transfer cannot be completed prior to the Expiration Date (as defined), or (c) time will not permit the Notes and all other required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Exchange Agent as set forth below. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Offering Circular dated April 14, 1998 of the Company (as the same may be amended or supplemented from time to time, the "Offering Circular").


 THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 11, 1998, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.



                                      TO:
            U.S. TRUST COMPANY OF CALIFORNIA, N.A., EXCHANGE AGENT


    By Mail via the
   enclosed envelope:

                            By Overnight Courier or
                                 Express Mail:

                                                               By Hand:

 U.S. Trust Company of       U.S. Trust Company of      U.S. Trust Company of
    California, N.A.           California, N.A.            California, N.A.
c/o United States Trust     c/o United States Trust    c/o United States Trust
  Company of New York         Company of New York        Company of New York
  P.O. Box 841, Peter      770 Broadway, 13th Floor      111 Broadway, Lower
     Cooper Station           New York, NY 10003                Level
New York, NY 10276-0841      Attn: Corporate Trust        New York, NY 10006
 Attn: Corporate Trust        and Agency Services       Attn: Corporate Trust
  and Agency Services                                    and Agency Services

             By Facsimile:

                                                    Phone Number:

            (212) 420-6155                         (800) 225-2398

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on the Note Consent and Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Note Consent and Letter of Transmittal.

  The undersigned hereby tender(s) to Trikon Technologies, Inc. (the "Company"), upon the terms and subject to the conditions set forth in the Offering Circular and the Note Consent and Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Offering Circular under the heading "The Exchange Offer--Procedures for Tendering Notes--Guaranteed Delivery."

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                           PLEASE SIGN AND COMPLETE

  Signature(s) of Registered Holder(s) or         Date: ____________________________________________
  Authorized Signatory: _____________________
                                               Address: _________________________________________
  Name(s) of Registered Holder(s): _____________________________________________________________
  ___________________________________________  Area Code and Telephone No.: _____________________
  ______________________________________________________________________________________________
  Principal Amount of Notes Tendered:
                                               If Notes will be delivered by book-entry transfer,
  ___________________________________________  check box below:
  Certificate No(s). of Notes (if available):  [_] The Depository Trust Company
  ___________________________________________  Trust Company Account No.: _______________________


  This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Notes exactly as their name(s) appear(s) on the certificates representing such Notes or on a security position listing as the owner(s) of the Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s):_____________________________________________________________________

 Capacity: ___________________________________________________________________

 Address(es): ________________________________________________________________

 _____________________________________________________________________________

 _____________________________________________________________________________
 DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE
 AGENT, TOGETHER WITH A PROPERLY COMPLETED AND VALIDLY EXECUTED NOTE CONSENT AND LETTER OF TRANSMITTAL.